Exhibit 99.1

THUNDER BRIDGE ACQUISITION, LTD. COMPLETES BUSINESS COMBINATION WITH REPAY

Combined Company Renamed Repay Holdings Corporation and Will Trade on the Nasdaq Stock Market

ATLANTA, July 11, 2019 -- Repay Holdings, LLC, a leading provider of vertically-integrated payment solutions, together with its parent, Hawk Parent Holdings, LLC (together, “REPAY”), and Thunder Bridge Acquisition, Ltd. (NASDAQ: TBRG) (“Thunder Bridge”), a special purpose acquisition company, announced today that they have completed their previously announced business combination under which Thunder Bridge acquired REPAY for approximately $580.7 million in total consideration. The business combination was approved by Thunder Bridge’s shareholders at an extraordinary general meeting held on July 10, 2019.

Upon completion of the business combination, Thunder Bridge changed its name to Repay Holdings Corporation, and its common stock and warrants are expected to begin trading on the Nasdaq Stock Market under the ticker symbol “RPAY” and “RPAYW”, respectively, commencing July 12, 2019.

REPAY’s management team, led by John Morris, Co-Founder and Chief Executive Officer, Shaler Alias, Co-Founder and President, and Tim Murphy, Chief Financial Officer, will continue to lead the combined Company. Pete Kight, Executive Chairman of Thunder Bridge, will serve as Chairman of the combined company’s board of directors. Corsair Capital, a leading private equity investor in the financial services industry, as well as the REPAY management team, remain investors after rolling over significant equity into the combined company.

Pete Kight stated, “We are pleased to complete the business combination with REPAY and are looking forward to partnering with the management team in the next stage of REPAY’s development.”

John Morris stated, “We are excited to partner with our new board of directors and investors as we continue to execute on REPAY’s growth plan as a public company. We are especially thankful to Corsair who has been a great partner and instrumental to our success, and we look forward to continuing to work alongside them as stockholders and board members. This transaction allows us to have access to capital to further support our acquisition strategy and invest in technology while continuing to develop software integration partners.”

“We are very pleased to have the opportunity to remain stockholders in REPAY as it continues to execute on its growth plan as a leader in the integrated payments space,” added Jeremy Schein, Managing Director of Corsair Capital.

Morgan Stanley and Cantor Fitzgerald acted as capital markets advisors, SunTrust Robinson Humphrey, Inc., acted as debt capital markets advisor, and Ellenoff Grossman & Schole LLP acted as legal counsel to Thunder Bridge. Financial Technology Partners served as strategic and financial advisor, Credit Suisse as capital markets advisor, and Simpson Thacher & Bartlett LLP and Troutman Sanders as legal counsel to REPAY in this transaction.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for merchants, while enhancing the overall experience for consumers.

About Thunder Bridge Acquisition Ltd.

Thunder Bridge Acquisition Ltd. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In June 2018, Thunder Bridge consummated a $258 million initial public offering (the “IPO”) of 25.8 million units (reflecting the underwriters’ exercise of their over-allotment option in full), each unit consisting of one of the Company’s Class A ordinary shares and one warrant, each warrant enabling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share.

About Corsair Capital

Corsair Capital, LLC, which includes a highly regarded global private equity platform, is a leading global investor in the financial services industry. Corsair Capital invests across a range of geographies and cycles, and in substantially all of the subsectors of the financial services industry, including payments, insurance, asset management, depository institutions, and specialty finance across North America and Western Europe.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding REPAY’s industry and market sizes, future opportunities for REPAY and REPAY’s estimated future results. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed in Thunder Bridge’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; and risk that REPAY may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Thunder Bridge and REPAY or the date of such information in the case of information from persons other than Thunder Bridge or REPAY, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Contact:

Investors

ICR for REPAY

repayIR@icrinc.com

Media

Sard Verbinnen & Co for Corsair Capital

David Millar / Danya Al-Qattan, 212-687-8080